Exhibit 4.30

EXECUTION VERSION

(Investment Number: 31749)

AMENDMENT AGREEMENT TO THE LOAN AGREEMENT

between

AMBOW EDUCATION HOLDING LTD.

as Borrower

and

AMBOW COLLEGE MANAGEMENT LIMITED

AMBOW EDUCATION CO. LTD.

AMBOW EDUCATION LTD.

AMBOW EDUCATION MANAGEMENT (HONG KONG) LIMITED

AMBOW EDUCATION (HONG KONG) LIMITED

AMBOW EDUCATION MANAGEMENT LTD.

AMBOW TRAINING MANAGEMENT LIMITED

as Co-Borrowers

and

INTERNATIONAL FINANCE CORPORATION

as Lender

Dated 29 April 2013

1

This Amendment Agreement (this “Agreement”) to the Loan Agreement (as such term is defined below) is made as an agreement on 29 April 2013 between (1) AM BOW EDUCATION HOLDING LTD., a company organized and existing under the laws of the Cayman Islands (the “Borrower”) and (2) AMBOW COLLEGE MANAGEMENT LIMITED, a company incorporated under the laws of Hong Kong, with registration no. 1269010, (3) AMBOW EDUCATION CO. LTD., a company organized and existing under the laws of the Cayman Islands, (4) AMBOW EDUCATION LTD., a company organized and existing under the laws of the Cayman Islands, (5) AMBOW EDUCATION MANAGEMENT (HONG KONG) LIMITED, a company incorporated under the laws of Hong Kong, with registration no. 1389402, (6) AMBOW EDUCATION (HONG KONG) LIMITED, a company incorporated under the laws of Hong Kong, with registration no. 1195960, (7) AMBOW EDUCATION MANAGEMENT LTD., a company organized and existing under the laws of the Cayman Islands, (8) AMBOW TRAINING MANAGEMENT LIMITED, a company incorporated under the laws of Hong Kong, with registration no. 1269002, (each a “Co-Borrower” and, together, the “Co-Borrowers”) and INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries including the PRC (as defined below) (“IFC”).

RECITALS

A.                                    Pursuant to a loan agreement dated June 12, 2012, as amended and restated on October 24, 2012 (the “Loan Agreement”), IFC has agreed (subject to the terms and conditions set out in the Loan Agreement) to lend and the Borrower and the Co-Borrowers have agreed to borrow the Loan;

B.                                    The IFC C Loan was disbursed on October 22, 2012, and the IFC A Loan was cancelled on April 4, 2013;

C.                                    The Borrower, the Co-Borrowers, and IFC wish to amend Subsection 2.05 (Repayment) (a) (ii) of the Loan Agreement;

D.                                    Pursuant to Section 8.09 (Amendments, Waivers and Consents) of the Loan Agreement, any amendment to the provisions of the Loan Agreement shall be in writing and signed by all of the parties;

E.                                     The parties have agreed to amend the terms and conditions of the Loan Agreement as set out in this Agreement.

IT IS HEREBY AGREED AS FOLLOWS

SECTION 1 - DEFINITIONS AND INTERPRETATION

(a)                                 Unless otherwise defined in this Agreement, capitalised words and expressions used in this Agreement have the meanings ascribed to them in the Loan Agreement.

(b)                                 Section 1.02 (Financial Calculation) and Section 1.03 (Interpretation) of the Loan Agreement applies to this Agreement as though it was set out in full in this Agreement except that, for this purpose, references therein to the Loan Agreement are to be construed as references to this Agreement.

SECTION 2 - AMENDMENT OF THE LOAN AGREEMENT

The parties agree that on and from the date of this Agreement, the Loan Agreement is amended as follows:

(a)         The following definitions shall be inserted in Section 1.01 (Definitions):

“Applied Technology Sale” means the sale by Beijing Ambow Shida Education Technology Co. Ltd. of its shareholding in Applied Technology College (in Chinese “”).

“Applied Technology Sale Repayment” means a repayment of the IFC C Loan in full following completion of an Applied Technology Sale, pursuant to and in accordance with Subsection 2.05 (Repayment) (a)(ii).

(b)         The following wording shall be added at the end of the definition of “Change of Control”:

“provided that an Applied Technology Sale shall not constitute a Change of Control if an Applied Technology Sale Repayment has occurred.”

(c)          Subsection 2.05 (Repayment) (a) (ii) shall be deleted in its entirety and replaced with the following:

“(ii)                            the IFC C Loan on the earlier to occur of (A) an Applied Technology Sale in one payment in the amount of the IFC C Loan then outstanding; and

(B)                               the following dates in the following amounts:

Date	Principal Amount Due (US$)
April 30, 2013	1,000,000
May 30, 2013	2,000,000
June 30, 2013	3,000,000
September 30, 2013	14,000,000
	20,000,000	”

(d)         The following shall be added to the end of Section 5.02 (Negative Covenants) (t) (Asset Sales);

“or (iv) such disposal constitutes an Applied Technology Sale provided that the Applied Technology Sale Repayment Will occur and the escrow arrangements satisfactory to IFC in respect of the consideration paid in respect of an Applied Technology Sale has been entered into.”

SECTION 3 - AFFIRMATIONS

(a)                                 The Loan Agreement shall continue in full force and effect as amended by this Agreement.

(b)                                 In accordance with Section 1.03(d) (Interpretation) of the Loan Agreement, the term “Loan Agreement”, as used in this Agreement and all other instruments and Transaction Documents executed thereunder, shall for all purposes refer to the Loan Agreement as amended by this Agreement.

(c)                                  Neither the entry into this Agreement nor the amendment of the Loan Agreement are intended to nor shall adversely affect nor prejudice the existence and enforceability of the other Transaction Documents, and nor shall constitute or be deemed to constitute a waiver of any rights of IFC, whether in respect of a Default, a Potential Event of Default or any other matter, in respect of which IFC hereby reserves all its rights.

(d)                                 This Agreement shall constitute and is hereby designated as a “Transaction Document” as such term is defined in the Loan Agreement.

SECTION 4 - REPRESENTATIONS AND WARRANTIES

Each Obligor represents and warrants to IFC on the date of this Agreement as follows:

(a)                                 It has the power and authority, corporate or otherwise, to execute, deliver and perform all of its obligations under this Agreement and the Loan Agreement as amended by this Agreement.

(b)                                 It has taken all necessary action to authorise the execution, delivery and performance by it of this Agreement and the Loan Agreement as amended by this Agreement.

(c)                                  This Agreement has been duly executed and delivered by it and this Agreement and the Loan Agreement as amended by this Agreement constitute its valid and legally binding obligations, enforceable against it in accordance with their respective terms.

(d)                                 All Authorisations and actions of any kind necessary for the valid execution, delivery and performance by it of this Agreement and for the valid performance of the Loan Agreement as amended by this Agreement have been obtained and are in full force and effect.

(e)                                  The execution and delivery by it of this Agreement and the performance by it of its obligations under this Agreement and under the Loan Agreement as amended by this Agreement do not require the consent or approval of any of its creditors and will not conflict with or constitute a breach or default under or violate any provision of its Charter or any agreement, law, rule, regulation, order, writ, judgement, injunction, decree, determination or award applicable to it.

SECTION 5 - FURTHER ASSURANCES

Each Obligor shall, at the reasonable request of IFC and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

SECTION 6 - GOVERNING LAW, ARBITRATION AND JURISDICTION

(a)                                 This Agreement, and all obligations arising out of or in connection with it, shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

(b)                                 Section 8.05 (Applicable Law and Jurisdiction) of the Loan Agreement (as amended by this Agreement) shall be deemed set out herein mutatis mutandis, except that references to “this Agreement” in the Loan Agreement shall he deemed references to “this Agreement” as set out herein.

SECTION 7 — MISCELLANEOUS

Sections 2.14 (Taxes), 2.15 (Expenses), 8.02 (Notices), 8.03 (English Language), 8.08 (Successors and Assignees) and 8.09 (Amendments, Waivers and Consents) of the Loan Agreement (as amended by this Agreement) shall he deemed set out herein mutatis mutandis, except that references to “this Agreement” in the Loan Agreement shall be deemed references to “this Agreement” as set out herein.

SECTION 8 - COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their respective names as of the date first above written.

AMBOW EDUCATION HOLDING LTD.

By:	/s/ Jin Huang

Name:	Jin Huang

Title:	Chief Executive Officer

AMBOW COLLEGE MANAGEMENT LIMITED

By:	/s/ Jin Huang

Name:	Jin Huang

Title:	Director

AMBOW EDUCATION CO. LTD.

By:	/s/ Jin Huang

Name:	Jin Huang

Title:	Director

AMBOW EDUCATION LTD.

By:	/s/ Jin Huang

Name:	Jin Huang

Title:	Director

AMBOW EDUCATION MANAGEMENT (HONG KONG) LIMITED

By:	/s/ Jin Huang

Name:	Jin Huang

Title:	Director

AMBOW EDUCATION (HONG KONG) LIMITED

By:	/s/ Jin Huang

Name:	Jin Huang

Title:	Director

AMBOW EDUCATION MANAGEMENT LTD.

By:	/s/ Jin Huang

Name:	Jin Huang

Title:	Director

AMBOW TRAINING MANAGEMENT LIMITED

By:	/s/ Jin Huang

Name:	Jin Huang

Title:	Director

INTERNATIONAL FINANCE CORPORATION

By:	/s/ Shannon W. Atkeson

Name:	Shannon W. Atkeson

Title:	Portfolio Manager, Asia
Manufacturing, Agribusiness and Services Dept.